Exhibit 5

                           WEIL, GOTSHAL & MANGES LLP
                      767 FIFTH AVENUE - NEW YORK, NY 10153
                                  212-310-8000
                               (FAX) 212-310-8007


                                  June 6, 2005



Avatar Holdings Inc.
201 Alhambra Circle
Coral Gables, Florida 33134

Ladies and Gentlemen:

           We have acted as counsel to Avatar Holdings Inc., a Delaware corporation ("Avatar"), in connection with the preparation and filing of Avatar's Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Registration Statement"), relating to the issuance of not more than 400,000 additional shares of Avatar's common stock, par value $1.00 per share (the "Common Stock"), pursuant to benefits granted and to be granted under the Avatar Holdings Inc. Amended and Restated 1997 Incentive and Capital Accumulation Plan (2005 Restatement) (the "Plan").

           In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the Registration Statement and the Plan pursuant to which shares of the Common Stock will be issued and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of Avatar, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

           In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of Avatar.

           Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the 400,000 shares of Common Stock being registered for sale pursuant to the Registration Statement have been duly authorized and, when issued and delivered upon receipt by Avatar of consideration constituting lawful consideration under Delaware law in accordance with the Plan, will be validly issued, fully paid and non-assessable.


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Avatar Holdings Inc.
June 6, 2005
Page 2



           We hereby consent to the filing of a copy of this opinion letter as an exhibit to the Registration Statement.



                                          Very truly yours,

                                          /s/ Weil, Gotshal & Manges LLP